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               Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 21 to the Registration Statement (Form N-1A) (No. 33-14363) of Delaware Group Premium Fund, Inc. of our report dated February 12, 1997, included in the 1996 Annual Report to shareholders of Delaware Group Premium Fund, Inc.

Philadelphia, Pennsylvania                                /s/ Ernst & Young LLP
October 28, 1997